SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 20, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE
On January 20, 2006, Ashford Hospitality Trust, Inc. (the “Company”) announced it has priced a follow-on public offering of 10,600,000 shares of common stock at $11.15 per share. The closing of the offering is scheduled for January 25, 2006.
Merrill Lynch & Co. and Morgan Stanley & Co. acted as the book-running managers of the offering. Friedman Billings Ramsey, Wachovia Securities, A.G. Edwards, Stifel, Nicolaus & Company, Incorporated, JMP Securities, and Calyon Securities (USA) acted as co-managers. The underwriters have been granted an option to purchase an additional 1,057,623 shares of common stock from the Company to cover over-allotments.
The offering proceeds to the Company will be used for general corporate purposes, which may include the acquisition of additional hotel investments.
The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (b)      Exhibits
99.1 Press Release of the Company, dated January 20, 2006, announcing the pricing of a follow-on public offering of common stock.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 20, 2006

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer